EXHIBIT A

                  DIRECTORS AND EXECUTIVE OFFICERS OF VIB CORP

The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of VIB. Unless otherwise indicated, all the directors and executive officers are citizens of the United States except for Cor Broekhuyse, Henk Adams, Ronald Blok and Harry de Roo who are citizens of The Netherlands.


DIRECTORS OF VIB                 PRESENT PRINCIPAL OCCUPATION                ADDRESS
-----------------------------    ----------------------------------------    ------------------------------------
Cor Broekhuyse, Chairman         Regional Manager, North & South America,    245 Park Avenue
                                 Rabobank International New York Branch      New York, New York 10167-0062

Henk Adams                       Director of VIB                             Lage Boeschoterweg 13
                                                                             3886 PS Garderen, The Netherlands

Rick Arredondo                   President, Rabobank, N.A.                   915 Highland Pointe Drive, Suite 350
                                                                             Roseville, California 95678

Guillermo Bilbao                 Deputy Regional Manager-Americas,           245 Park Avenue
                                 Managing Director, Rabobank                 New York, New York 10167-0062
                                 International

Ronald Blok                      CEO, Rabobank, N.A.                         915 Highland Pointe Drive, Suite 350
                                                                             Roseville, California 95678

C. Edward Boutonnet              Director of VIB                             10855 Ocean Mist
                                                                             Parkway, Suite B
                                                                             Castroville, California 95012

Harry de Roo                     Managing Board Rabobank International,      Croeselaan 18
                                 Rabobank International                      3521 CB Utrecht
                                                                             The Netherlands

Gary S. Gertz                    Director of VIB                             1 Maritime Plaza, Suite 825
                                                                             San Francisco, CA 94111

Richard Henderson                President/Chief Executive Officer, Rabo     One CityPlace Drive, Suite 200
                                 AgriFinance                                 St. Louis, MO 63141

Dennis Kern                      Director of VIB                             973 Blackstilt Court
                                                                             Carlsbad, California 92009

William (Bill) Padula            Chief Operating Officer, Senior Vice        10 Exchange Place, Box 27
                                 President, Rabobank                         Jersey City, New Jersey 07302

Pete J. Penner                   President, Penco Farms, Inc.                42800 Road 48
                                                                             Reedley, California 93654

Nick Ventimiglia                 Director of VIB                             25362 Markham Lane
                                                                             Salinas, California 93908

DIRECTORS OF VIB                 PRESENT PRINCIPAL OCCUPATION                ADDRESS
-----------------------------    ----------------------------------------    ------------------------------------
Ronald Blok                      CEO                                         915 Highland Pointe Drive, Suite 350
                                                                             Roseville, California 95678

Benjamin Pester                  CFO                                         915 Highland Pointe Drive, Suite 350
                                                                             Roseville, California 95678

William Henle                    Executive Vice President                    915 Highland Pointe Drive, Suite 350
                                                                             Roseville, California 95678

John Hancock                     Secretary                                   915 Highland Pointe Drive, Suite 350
                                                                             Roseville, California 95678

Milagros Parra                   Assistant Secretary                         915 Highland Pointe Drive, Suite 350
                                                                             Roseville, California 95678

Roger Aikin                      Assistant Secretary                         301 Main Street, 4th Floor
                                                                             Salinas, California 93901

Andrew Druch                     Assistant Secretary                         245 Park Avenue
                                                                             New York, New York 10167-0062

Guillermo Bilbao                 Assistant Secretary                         245 Park Avenue
                                                                             New York, New York 10167-0062



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